SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2010

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office )	(Zip code)

Registrant’s telephone number, including area code: (205) 877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17CFR 240.13e-(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Executive Compensation Policies
At its regularly scheduled meeting on December 1, 2010, our Board adopted several policies designed to enhance our Corporate Governance and further align our compensation practices with the interests of shareholders. Acting on the recommendation of the Compensation Committee, the Board adopted a POLICY REGARDING EXECUTIVE COMPENSATION (the “Policy”) directing that, effective December 1, 2010:

  The Company, including its subsidiaries, will not offer (by contract or otherwise) to executive officers any “single-trigger” change-of-control features similar to a lump sum cash payment payable upon the occurrence of only a change-of-control of the company

   The Company, including its subsidiaries, will not offer (by contract or otherwise) to executive officers a gross-up for the excise tax imposed by sections 280 G and 4999 of the U. S. Internal Revenue Code (as amended), nor will the company reimburse executive officers for such excise tax.

   The Company, including its subsidiaries, will not grant stock-based awards to any executive officer who has not first agreed in writing to hold such stock-based award for a minimum of one year from the date of grant of such stock based award.

The Policy will not change, alter or amend any employment agreement, or other agreement with an Executive Officer, that was in effect prior to December 1, 2010. The Policy defines Executive Officers as: our chief executive officer, chief financial officer, all officers who report stock transactions under Section 16(b) and any other senior officers whose compensation is reviewed individually by our Compensation Committee.

Recoupment of Executive Incentive Compensation
Our Board also established a recoupment provision (“clawback”) for incentive compensation as required by the Dodd–Frank Wall Street Reform and Consumer Protection Act and suggested by emerging corporate best practices. This clawback requires current and former executives to repay erroneously awarded incentive compensation if there is an accounting restatement triggered by material non-compliance with any financial reporting requirement. This clawback is to be applied whether or not there is misconduct and requires a three-year “look back” period. The clawback will be in effect for the 2010 bonus to be paid in 2011, and incorporated in all going forward bonus agreements.

Employee Stock Ownership Plan
On December 1, 2010, the Board of Directors, on the recommendation of the Compensation Committee, terminated ProAssurance's existing open market stock purchase plan known as the Amended and Restated ProAssurance Corporation Stock Ownership Plan (the "2002 Plan") and adopted a new stock purchase plan known as the ProAssurance Corporation 2011 Stock Ownership Plan (the "2011 Plan").

The 2011 Plan will continue to be generally available to all employees and directors of the Company and its subsidiaries who have at least six months of service. Employees or Directors who own directly or indirectly more than 5% of our outstanding common stock are ineligible.

The 2011 Plan allows eligible employees and Directors to elect to make annual contributions to the plan in the form of deductions from their compensation in an amount not to exceed $5,000 per annum. At the expiration of the twelve month contribution period, the cash contributions will be used to purchase whole shares of common stock at a price equal to the closing price of a share as reported on the New York Stock Exchange on the purchase date.  The shares will be purchased from the Company and issued from the shares reserved for issuance under the ProAssurance Corporation 2008 Equity Incentive Plan (the "2008 Equity Plan"), which was approved by the stockholders of ProAssurance at the 2008 Annual Meeting.

We will issue to participants one restricted stock unit for each share purchased with the participants' contributions under the 2011 Plan.  The restricted stock units will be issued as awards under the 2008 Equity Plan and will be equal in value to one share of common stock.  Upon vesting, we will pay the restricted stock units in shares of our common stock from those shares reserved for issuance under the 2008 Equity Plan.  The restricted stock units will vest upon the sooner of three years of continuous employment, termination of employment by reason of death or disability, or a change of control of the Company.  If a participant terminates employment more than twelve months but less than three years from the date of grant, the restricted stock units will partially vest based on the number of days that the participant was employed in the vesting period.  Any restricted stock units that are unvested on termination of employment will be forfeited.  In addition, if a participant withdraws shares purchased for his or her account, matching unvested restricted stock units will be forfeited.

The termination of the 2002 Plan will result in all unvested grant shares becoming fully vested effective December 1, 2010.  Under the 2002 Plan, the Company matched a participant's contributions at the rate of 100% for the first $2,000 in contributions and 50% for the next $8,000 in contributions. The participant and matching contributions were used to purchase shares of our common stock on the open market.  The grant shares purchased with matching contributions generally vested after three years of continuous employment and were expensed as compensation ratably over the three year period.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 1, 2010, our Board acted upon the recommendation of our Nominating/Corporate Governance Committee to amend our Bylaws and Corporate Governance Principles to implement a resignation policy in the event a nominee to our Board of Directors fails to receive a majority of “For” votes in an uncontested election. Specifically, these amendments state:

   As a condition to the Board's nomination of a person for election as a director at a meeting of the stockholders such person must deliver to the Board a written irrevocable resignation as a director to be effective after the meeting of the stockholders if the following conditions are satisfied: (1) such person is nominated as a director in an uncontested election (an election where the number of nominees is not greater than the number of directors to be elected), (2) such person receives a greater number of “withheld” votes from his or her election than votes “for” such election, and (3) such resignation is accepted by the Board of Directors.

   If any nominee in an uncontested election (an election where the number of nominees is not greater than the number of directors to be elected) receives a plurality of the votes cast sufficient to be elected as a director but receives a greater number of votes “withheld” from his or her election than “for” such election, the Board will decide whether to accept or reject the resignation previously tendered by such nominee. The Board may consider all factors it deems relevant in deciding whether to reject a tendered resignation, including, but not limited to, the following: (i) any stated reasons why stockholders withheld votes from such nominee, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) if the nominee is a current Director, the Director’s tenure, (iv) the nominee’s qualifications, (v) the nominee’s past and expected future contributions to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable SEC or NYSE requirements. The Board of Directors is required to act on the resignation within 10 days following certification of the stockholder vote indicating that such person received a greater number of “withheld” votes in the uncontested election. A Director who is elected in an uncontested election but who received a greater number of “withheld” votes will serve as a Director until the Board accepts such Director's resignation.

   A Director who receives a greater number of “withheld” votes in the uncontested election may not be present during the deliberations or voting whether to accept his or her previously tendered resignation, except that prior to voting, the Board will afford the affected Director an opportunity to provide any information or statement that he or she deems relevant. In addition, such Director may not be present during the deliberations or voting whether to accept a resignation previously tendered by any other Director who also received a greater number of “withheld” votes in the same uncontested election.

The Board’s determination of whether to accept or reject a tendered resignation will be promptly and publicly disclosed in a document furnished or filed with the SEC.

Item 7.01	Regulation FD Disclosure

Blank Check Preferred Stock
The Board further amended Corporate Governance Principles on the recommendation of our Nominating and Corporate Governance Committee to address the use of the “Blank Check” preferred stock authorized in our Certificate of Incorporation. Specifically, this amendment directs that, subject to its fiduciary duties, the Board of Directors will not, without prior stockholder approval, issue any series of preferred stock for any defense or anti-takeover purpose, for the purpose of implementing any stockholder rights plan or with features specifically intended to make any attempted acquisition of the Company more difficult or costly. Within the limits described above, the Board of Directors may issue preferred stock for capital raising transactions, acquisitions, joint ventures or other corporate purposes that has the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the Board were to issue addition common stock for such purposes.

Item 8.01	Other Events

Our Board set the 2011 Annual Meeting of Shareholders for 9:00 am ct on May 18, 2011 at our corporate headquarters. Concurrently the Board established March 25, 2011 as the Record Date for the 2011 Annual Meeting.

Item 9.01	Financial Statements and Exhibits

3.1	Third Restatement of the ProAssurance Bylaws, adopted December 1, 2010.
99.1	ProAssurance Corporate Governance Principles as amended and adopted on December 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2010

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President